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                                                                   EXHIBIT 10.4

                              OCCUPANCY AGREEMENT

     OCCUPANCY AGREEMENT ("Agreement") made as of the 11th day of August, 1993, between GAILERD SMITH and EILEEN RUDER with an address of 27240 Altamont Road, Los Altos Hills, California 94002 (hereinafter called "Landlord") and Short Run Labels, Inc., a Delaware corporation with an address of 1681 Industrial Road, San Carlos, CA 94070 (hereinafter called "Tenant").

                                  WITNESSETH:

                                   ARTICLE I

     SECTION 1.1.   THE PREMISES.   The Premises consist of the Building and
Property commonly known and numbered 1681-1687 Industrial Road, San Carlos, California.

     SECTION 1.2. OCCUPANCY OF THE PREMISES. Landlord hereby grants to Tenant the exclusive right to occupy the Premises, subject to the terms and provisions of this Agreement.

                                   ARTICLE II

     SECTION 2.1. TERM. TO HAVE AND TO HOLD on a month to month basis commencing as of the date hereof until terminated by Tenant. At time of termination, Tenant shall either vacate the Premises or shall execute the Lease contemplated by the Stock for Cash Purchase Agreement dated July 30, 1993 (the "Purchase Agreement") by and among the Landlord, Far West Marketing, Inc. and Label Art, Inc. Notwithstanding the above, this Agreement and Tenant's occupancy hereunder shall terminate no later than sixty (60) days after Tenant's acceptance of the Phase II Study contemplated by Section
8.5 of the Purchase Agreement or, in the event Tenant does not accept such Phase II Study, no later than one hundred and fifty (150) days after Tenant declines to so accept such Phase II Study. This Agreement may be terminated effective the last day of any calendar month upon written notice given by Tenant to Landlord at the address set forth above (or at such other address as the Landlord may designate in writing) before the first day of the calendar month at the end of which the Tenant desires to terminate this Agreement.

                                   ARTICLE III

     SECTION 3.1. MINIMUM RENT. YIELDING AND PAYING therefor Minimum Rent at the rate Ten Thousand Nine Hundred Seventy-Three and 70/100 Dollars ($10,973.70) per month payable in advance on the first day of each monthly period.

     SECTION 3.2. ADDITIONAL RENT. Tenant shall pay as Additional Rent an amount equal to the cost of electricity and other utilities consumed at the Premises as well as an amount each month equal to one-twelfth of the real estate taxes and cost of fire and casualty insurance attributable to the Premises. The term "Additional Rent" shall mean all amounts, other than Minimum Rent, due from Tenant to Landlord.


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                                   ARTICLE IV

     SECTION 4.1. USE. The Premises shall be used and occupied by Tenant for any lawful purpose.

                                   ARTICLE V

     SECTION 5.1. NO WASTE. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

     SECTION 5.2. MAINTENANCE; REPAIRS; AND YIELD-UP. Tenant agrees that it will keep the Premises in the same repair and condition as the Premises are now in, reasonable wear and tear and fire or other casualty excluded. Landlord shall be responsible for making any structural or other repairs that require replacement of any component or system.

     SECTION 5.3. WAIVER OF SUBROGATION. Landlord hereby releases Tenant from any and all liability for any loss or damage caused by fire, earthquake, any of the extended coverage casualties, or other casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the Tenant or its agents. Landlord agrees that its respective fire, extended coverage, and other insurance policies will include a clause acknowledging this release and a waiver of any right of subrogation.

     SECTION 5.4. NOTICES. All notices shall be in writing and be given by certified by mail, return receipt requested, postage prepaid, addressed as set forth in the preamble hereof.

     SECTION 5.5. ENVIRONMENTAL. Landlord shall be responsible for the entire cost of, and shall hold Tenant harmless and indemnify Tenant from, any remediation of any environmental problem affecting the Premises no matter when caused or discovered unless such environmental problem is proved to be the result of Tenant's acts occurring from and after the date of this agreement.

     This Agreement sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in writing duly executed by the respective parties.

     TENANT:                           SHORT RUN LABELS, INC.

                                       /s/ Gailerd Smith, PRESIDENT

                                       By: THOMAS J. COBURY, Chairman
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                                        its
                                        hereunto duly authorized


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     LANDLORD:                                       /S/ Gailerd Smith
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                                                         Gailerd Smith

                                                     /S/ Eileen Ruder
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                                                         Eileen Ruder

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